Exhibit 15

Somekh Chaikin	Telephone	972 3 684 8000
KPMG Millennium Tower	Fax	972 3 684 8444
17 Ha'arba'a Street, PO Box 609	Internet	www.kpmg.co.il
Tel Aviv 61006 Israel

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cellcom Israel Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-141639)  of Cellcom Israel Ltd. of our report dated March 17, 2008, with respect to the consolidated balance sheets of Cellcom Israel Ltd. and subsidiaries, as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 20-F  of Cellcom Israel Ltd. Our report contains emphasis paragraphs noting the following:

As explained in Note 2B(2) to the consolidated financial statements, the consolidated financial statements are presented in New Israeli Shekels, in conformity with accounting standards issued by the Israeli Accounting Board.

As discussed in Note 2U(2) to the consolidated financial statements, the Company retroactively adopted Israeli Accounting Standard No. 27, “Property, plant and equipment”, as for all of the reporting periods.

The consolidated financial statements as of and for the year ended December 31, 2007 have been translated into United States dollars solely for the convenience of the reader. The consolidated financial statements expressed in NIS have been translated into dollars on the basis set forth in Note 2C of the notes to the consolidated financial statements.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (lsr.)
Member Firm of KPMG International

Tel Aviv, Israel

March 17, 2008

Somekh Chaikin, a partnership registered under the Israeli Partnership Ordinance, is the Israeli member firm of KPMG International, a Swiss cooperative.